UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2022

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c)
Pursuant to a mutual agreement with Perimeter Solutions, SA (the “Company”), Barry Lederman will no longer serve as Chief Financial Officer or Principal Accounting Officer of the Company effective May 6, 2022. Charles Kropp, 49, will be promoted to Chief Financial Officer (and Principal Accounting Officer), effective upon Mr. Lederman’s departure. Since November 2021, Mr. Kropp has served as Global Controller for the Company. Prior to joining the Company, Mr. Kropp served as Global Controller to the Company’s predecessor companies, and has served as Vice President Corporate Controller at Aclara Technologies, a smart utility solutions company and as Corporate Controller at Watlow, a company that designs and manufactures industrial electric heaters, sensors and controllers.
In connection with his departure, Mr. Lederman and the Company will enter into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which, in exchange for a general release of claims and certain restrictive covenants, Mr. Lederman is expected to receive a severance amount equal to: (i) 1.25 times his annual base salary; (ii) his target bonus for fiscal year 2022; plus (iii) the Company’s portion of the applicable premiums for COBRA continuation coverage for 15 months. In addition, the Separation Agreement is expected to provide that, with respect to the 1,029,167 performance-based options granted to Mr. Lederman under the Company’s 2021 Equity Incentive Plan (the “Plan”), (a) 29,167 of the options that were earned based on fiscal year 2021 performance will vest upon the separation; (b) 200,000 of the options will remain eligible for vesting based on fiscal year 2022 performance; and (c) the remaining 800,000 options will be forfeited.
In connection with his appointment as Chief Financial Officer, Mr. Kropp and the Company will enter into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Kropp is expected to be entitled to an annual base salary of $300,000 and a target annual bonus equal to 50% of his annual base salary. The terms and conditions of the Employment Agreement will otherwise be similar to those in the employment agreements of the other executive officers. In connection with his promotion, Mr. Kropp will also receive an additional grant of 500,000 performance-based options under the Plan, which shall be eligible to vest based on the same performance goals for fiscal years 2022 through 2026 as those set forth in the option agreements of the other executive officers covering the same performance period.
There are no arrangements or understandings between Mr. Kropp and any other persons pursuant to which Mr. Kropp was selected as an executive officer of the Company. There are no family relationships between Mr. Kropp and any director or executive officer of the Company and Mr. Kropp does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: April 29, 2022	By:	/s/ Edward Goldberg
Edward Goldberg
Chief Executive Officer